Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-91401 of First Security Corporation on Form S-4 of our report dated February 18, 2000 for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 20, 2000